Exhibit 99(d)(8)

AMENDMENT NO. 2 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment No. 2 (“Amendment”) is made as of the 1st day of July, 2017, by and between each investment company listed on the signature page hereto (referred to herein as the “Fund”) and THE BANK OF NEW YORK MELLON (formerly, Mellon Bank, N.A.) (“Custodian” or “BNY Mellon”).

BACKGROUND:

A. The Fund and Custodian are parties to a Mutual Fund Custody and Services Agreement dated as of July 20, 2007, as amended (the “Agreement”), relating to Custodian’s provision of custody services to the Fund and the Fund’s respective series (“Series”). This Amendment is an amendment to the Agreement.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.       The following is added to the Agreement under Article I, Section 3.h.:

h. Class Actions

(1)	The Custodian shall file proof of claims notices with respect to class actions involving the portfolio securities of the Series.

(2)	The Custodian shall provide holdings information to the proxy voting agent of the Series to enable such proxy voting agent to identify the portfolio securities of the Series with respect to which proxies should be voted.

2.       Appendix E of the Agreement is hereby deleted in its entirety and replaced with Appendix E attached hereto.

3.       Article IV, Section 9(e) shall be amended and restated as follows:

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a vote of the Board, provided, however, that a Fund merger or reorganization where the fund surviving from such merger or reorganization assumes the duties and obligations of such Fund under this Agreement shall not require the Custodian’s consent; provided further, however, that the Custodian may not assign or subcontract the rights or delegate the duties or outsource or offshore any services pursuant to this Agreement (“Services”), without the written consent of the Fund, which shall not be unreasonably withheld. Notwithstanding the foregoing, no such consent shall be required to assign or subcontract the rights or delegate the duties, or outsource or off-shore the Services contemplated hereunder to an affiliate of BNYM, provided BNYM provides thirty (30) days advance written notice to the other parties hereto.

4.       Application & network penetration testing & vulnerability scanning.

BNYM shall perform penetration testing activities on its systems related to the Services provided hereunder, at least annually, as part of its information security policies and procedures. The Fund agrees and understands that BNYM does not guarantee that the penetration testing activities will detect all security weaknesses, potential security problems or potential breaches. BNYM will provide the Fund with a certification confirming the completion of the testing promptly after it is complete. Should such testing reveal a failure materially impacting the Fund’s receipt of Services, BNYM will promptly notify the Funds in writing and set up a conference call to discuss the relevant details.

5.       Breach/Incident Notification:

BNYM will promptly (within 2 business days when practical based on BNYM’s commercially reasonable determination of the relevant circumstances) notify the Fund of any confidentiality breaches, operational breaches, security breaches, data breaches, malware, phishing or other incidents relating to the unauthorized exposure of the Fund’s information or materially impacting the Fund’s receipt of the Services.

6.       Access

BNYM agrees it will ensure that any of its employees or other persons engaged by it for the purposes of providing Services to the Fund are aware of the confidential nature of the Fund’s information and agree to comply with BNYM’s policies and procedures related to handling confidential client information.

BNYM agrees it will not make, or attempt to make, a connection to any network utilized and provided by the Fund without obtaining prior written approval from the Fund or the Fund’s delegate for such connection; and that any such connection will comply at all times with any reasonable conditions that the Fund’s Board or its delegate may impose on BNYM.

BNYM will take the necessary steps designed to ensure that all departing personnel with access to the Fund’s confidential information will return all such information upon their departure and that such personnel shall immediately cease to access such information and BNYM’s technology systems and networks.

7.       Certification.

Annually, upon the Fund’s request, BNYM will confirm in writing completion of its ISO 27001/2 certification.

8.       Communications.

All communications between BNYM and the Fund should occur between the authorized contacts listed in Exhibit I hereto as may be updated from time to time.

9.       Compliance; Applicable Law.

In performing the Services, BNYM shall comply with all laws applicable to BNYM, and its standard of performance shall be in accord with industry standards and such standards as may be imposed on BNYM by law and the requirements of all regulatory authorities.

10.       Annual Risk Assessment/Risk Management

a.	On a periodic basis, typically no less frequently than annually, at BNYM’s expense, BNYM conducts a review of the BNYM architecture, systems and procedures used in connection with the Services (“Risk Assessment”).

b.	The Risk Assessment will examine the design of controls and the operating effectiveness of controls including those within the following processes, policies and procedures:

(1)	Access and identity management (including privileged access management with respect to BNYM’s systems and the Fund’s data, and ensuring data separation between the Fund data and data belonging to other parties);

(2)	Incident response;

(3)	Managing network layer controls such as intrusion detection system (“IDS”) (including cybersecurity) and firewalls;

(4)	Security configurations, antivirus management, vulnerability and patch management;

(5)	Managing remote access to technology infrastructure and external connections, policies and controls;

(6)	Use of build guides/checklists to harden servers;

(7)	Conducting background screening and raising security awareness of personnel supporting the Services;

(8)	Disaster recovery / business continuity process; and

(9)	Data backup, retention and destruction.

c.	BNYM will meet with the Fund to discuss the Risk Assessment performed.

d.	On periodic basis, typically no less frequently than annually, at BNYM’s expense, BNYM will provide the Fund with a copy of its SOC 1 SM Report on its Centralized Managed Information Systems or an equivalent report based on new or supplemented attestation standards as may occur from time to time.

e.	As a result of these discussions, should any Risk Assessment reveal material risks in the Fund’s reasonable determination with regard to the administrative, technical and physical safeguards appropriate to the size and complexity of BNYM’s operations, the Fund will notify BNYM of such risks and BNYM will agree in good faith to review such risks and determine if it is necessary or desirable to undertake any necessary changes with respect to its processes to remedy the material defects or deficiencies in the processes giving rise to the material risks (“Remedial Work”). The Remedial Work will be undertaken on a schedule and terms to be discussed with the Fund should such Remedial Work materially impact the Services received by the Fund.

11.	BNYM shall provide reasonable assistance to the Fund on an annual basis so that the Fund and/or its representatives may (i) review BNYM’s relevant policies and procedures, (ii) review relevant information available regarding BNYM’s compliance with such policies and procedures, and (iii) compare the BNYM policies and procedures under review to determine that such policies and procedures are materially similar to the Fund’s equivalent policies and procedures. This review is subject to all relevant BNYM security policies and requirements.

12.	Governance

Appropriate authorized representatives of BNYM and the Fund shall:

a.	Monitor and review BNYM’s performance of its obligations under this Agreement on an ongoing basis;

b.	Ensure operational and support processes and procedures are property documented and that such documents are properly maintained;

c.	Act as initial point of contract for incident monitoring, incident handling and escalation;

d.	Attend (and if necessary chair) operational meetings between BNYM and the Fund; and

e.	Meet as mutually agreed to review performance, coordinate the Services and discuss future requirements.

13.	Exhibit I is hereby added to the Agreement as attached hereto.

14.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees/Directors of the Fund.

(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

DELAWARE GROUP ADVISER FUNDS,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP CASH RESERVE,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS I,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS II,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS
IV, on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP EQUITY FUNDS V,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP FOUNDATION
FUNDS, on behalf of its Portfolios
identified on Schedule A

DELAWARE GROUP INCOME FUNDS, on
behalf of its Portfolios identified on Schedule A

DELAWARE GROUP STATE TAX-FREE
INCOME TRUST, on behalf of its
Portfolios identified on Schedule A

DELAWARE GROUP TAX-FREE FUND,
on behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP GLOBAL &
INTERNATIONAL FUNDS, on behalf of
its Portfolios identified on Schedule A

VOYAGEUR INSURED FUNDS, on behalf
of its Portfolios identified on Schedule A

VOYAGEUR INTERMEDIATE TAX
FREE FUNDS, on behalf of its Portfolios
identified on Schedule A

VOYAGEUR MUTUAL FUNDS, on behalf
of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS II, on
behalf of its Portfolios identified on
Schedule A

DELAWARE GROUP GOVERNMENT
FUND, on behalf of its Portfolios identified
on Schedule A

DELAWARE GROUP LIMITED-TERM
GOVERNMENT FUNDS, on behalf of its
Portfolios identified on Schedule A

DELAWARE POOLED TRUST, on behalf
of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS III, on
behalf of its Portfolios identified on
Schedule A

VOYAGEUR TAX FREE FUNDS, on
behalf of its Portfolios identified on
Schedule A

DELAWARE VIP TRUST, on behalf of its
Portfolios identified on Schedule A

DELAWARE INVESTMENTS
COLORADO MUNICIPAL INCOME
FUND, INC.

DELAWARE INVESTMENTS
NATIONAL MUNICIPAL INCOME
FUND

DELAWARE INVESTMENTS
MINNESOTA MUNICIPAL INCOME
FUND II, INC.

DELAWARE INVESTMENTS DIVIDEND
AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL
DIVIDEND AND INCOME FUND

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	SVP

THE BANK OF NEW YORK MELLON

By:	/s/ Christopher Healy
Name:	Christopher Healy
Title:	Managing Director

Schedule A

The following Registrants, Series and share classes are covered by, and made parties to, the Amendment as of the date first written above:

Registrants, Series and Share Class
Delaware Group® Adviser Funds
Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Global Real Estate Opportunities Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware U.S. Growth Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund – Class A, Class C, Class L and Institutional Class Shares
Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Equity Funds II
Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T and Institutional Class Shares
Delaware Group® Equity Funds IV
Delaware Healthcare Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Small Cap Growth Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® Equity Funds V
Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Wealth Builder Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Dividend Income Fund)
Delaware Group® Foundation Funds
(Delaware Foundation Funds®)
Delaware Foundation® Conservative Allocation Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Foundation® Growth Allocation Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Foundation® Moderate Allocation Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Global & International Funds
Delaware Asia Select Fund – Class A, Class C, and Institutional Class Shares
(formerly, Delaware Macquarie Asia Select Fund)
Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Global Value Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
(formerly, Delaware Focus Global Growth Fund)
Delaware International Value Equity Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Government Fund
Delaware Emerging Markets Debt Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Strategic Income Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Core Plus Bond Fund)
Delaware Group® Income Funds
Delaware Corporate Bond Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Floating Rate Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, Delaware Diversified Floating Rate Fund)
Delaware High-Yield Opportunities Fund – Class A, Class C, Class R and Institutional Class Shares
Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6 and Institutional Class Shares
Delaware Group® State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund
Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares

Registrants, Series and Share Class
Delaware Pooled® Trust
Macquarie Core Plus Bond Portfolio – DPT Class
(formerly, The Core Plus Fixed Income Portfolio)
Macquarie Emerging Markets Portfolio – DPT Class
(formerly, The Emerging Markets Portfolio)
Macquarie Emerging Markets Portfolio II – DPT Class
(formerly, The Emerging Markets Portfolio II)
Macquarie High Yield Bond Portfolio – DPT Class
(formerly, The High-Yield Bond Portfolio)
Macquarie Labor Select International Equity Portfolio – DPT Class
(formerly, The Labor Select International Equity Portfolio)
Macquarie Large Cap Value Portfolio – DPT Class
(formerly, The Large-Cap Value Equity Portfolio)
Delaware REIT Fund – Class A, Class C, Class R and Institutional Class Shares
(formerly, The Real Estate Investment Trust Portfolio)
Delaware VIP® Trust
Delaware VIP® Diversified Income Series – Standard Class Shares and Service Class Shares
Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares
Delaware VIP® High Yield Series – Standard Class Shares and Service Class Shares
Delaware VIP® International Value Equity Series – Standard Class Shares and Service Class Shares
Delaware VIP® Limited-Term Diversified Income Series – Standard Class Shares and Service Class Shares
Delaware VIP® REIT Series – Standard Class Shares and Service Class Shares
Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares
Delaware VIP® Smid Cap Core Series – Standard Class Shares and Service Class Shares
(formerly, Delaware VIP® Smid Cap Growth Series)
Delaware VIP® U.S. Growth Series – Standard Class Shares and Service Class Shares
Delaware VIP® Value Series – Standard Class Shares and Service Class Shares
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares
Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III
Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares
Delaware Enhanced Global Dividend and Income Fund – Common Shares
Delaware Investments Dividend and Income Fund, Inc. – Common Shares
Delaware Investments Colorado Municipal Income Fund, Inc. – Common Shares and Preferred Shares
Delaware Investments Minnesota Municipal Income Fund II, Inc. – Common Shares and Preferred Shares
Delaware Investments National Municipal Income Fund – Common Shares and Preferred Shares

Exhibit I

Authorized Contacts for Communication

All communications between the Fund and BNYM should occur with the authorized contacts listed below. This includes, but not limited to, requests for information including phone and email communications, account changes, access requests and systems support.

Fund Contacts:
(List Primary and Alternate contacts for each business area)

Optimum Fund Trust	Telephone	Email Address
Contact
Richard Salus	(215) 255-1010	Richard.Salus@macquarie.com
Daniel Geatens	(215) 255-1664	Daniel.Geatens@macquarie.com
Andrew McEvoy	(215) 255-1663	Andrew.McEvoy@macquarie.com

BNYM Contacts:

BNYM Contact	Telephone	Email Address
Christopher Healy	(617) 382-2671	Christopher.healy@bnymellon.com